Exhibit 99.1

Enterprise GP Holdings L.P.

P.O. Box 4323

Houston, TX 77210

(713) 426-4500

Enterprise GP Holdings Reports Third Quarter Results

Houston, Texas (Wednesday, October 26, 2005) – Enterprise GP Holdings L.P., “Enterprise GP Holdings”, (NYSE: “EPE”) today announced its consolidated financial results for the three months ended September 30, 2005. The partnership reported net income for the third quarter of 2005 of $15.3 million, or $0.19 per unit on a fully diluted basis, compared to $3.7 million, or $0.05 per unit on a fully diluted basis, for the third quarter of 2004. The financial results for the third quarter of 2005 include the operating results of GulfTerra Energy Partners, L.P. (“GulfTerra”), which was merged into Enterprise Products Partners L.P., “Enterprise Products Partners”, (NYSE: “EPD”) on September 30, 2004, while the financial results for the 2004 periods do not include those of GulfTerra other than the 50% ownership interest in the general partner of GulfTerra that Enterprise Products Partners owned prior to the merger.

On October 20, 2005, the board of Enterprise Products Partners increased the quarterly cash distribution rate from $0.42 per common unit to $0.43 per common unit. This increase results in a $5.6 million increase, from $103.0 million to $108.6 million, in the annualized amount of cash distributions that Enterprise GP Holdings is expected to receive from Enterprise Products Partners as a result of Enterprise GP Holdings’ ownership of approximately 13.5 million common units and the general partner of Enterprise Products Partners. On November 8, Enterprise GP Holdings is scheduled to receive cash distributions from Enterprise Products Partners L.P. of $27.2 million.

As a result of this increase in cash distributions from Enterprise Products Partners, the board of Enterprise GP Holdings declared its initial quarterly cash distribution to partners of $0.265 per common unit of Enterprise GP Holdings, or $1.06 per unit on an annual basis. This is a 6.0% increase from the expected initial quarterly distribution rate of $0.25 per common unit, or $1.00 per unit on an annual basis, as stated in Enterprise GP Holdings’ prospectus dated August 23, 2005. As described in the prospectus, the initial quarterly cash distribution will be prorated for the portion of the fiscal quarter after the closing date of the initial public offering, beginning on August 30, 2005, to the end of the quarter on September 30, 2005. The amount of the prorated distribution for the 32-day period is $8.2 million, or $0.092 per common unit.

Enterprise GP Holdings’ cash available for distribution prorated for the 32-day period was $8.3 million which provided full coverage of the distribution to be paid on November 10, 2005 to Enterprise GP Holdings unitholders of record on October 31, 2005. Enterprise GP Holdings plans to reduce debt with the $19.0 million difference between the amount of cash distributions that it will receive from Enterprise Products Partners and the prorated distribution.

“We are pleased to be able to increase the cash distribution rate to our partners by 6% so soon after the completion of our initial public offering.” said Michael A. Creel, President and Chief Executive Officer of Enterprise GP Holdings. ”

Basis of Presentation of Financial Information – Consolidated and Parent-Only

In accordance with generally accepted accounting principles, the transfer of net assets to us from affiliates of EPCO, Inc. (“EPCO”) in August 2005 was accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. As a result, the historical consolidated financial information of Enterprise GP Holdings presented in this press release for periods prior to its receipt of such contributions from EPCO has been presented using the consolidated financial information of Enterprise Products GP, which has been deemed the predecessor company of Enterprise GP Holdings. Our consolidated financial information represents our primary (general purpose) financial information as a publicly-held registrant.

Enterprise GP Holdings L.P. (the “parent company”) has no separate operating activities apart from those conducted by the Operating Partnership of Enterprise Products Partners. The parent company’s principal sources of cash flow are its investments in limited and general partner ownership interests of Enterprise Products Partners. The parent company’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.

In order for our unitholders and others to more fully understand the parent company’s financial condition and results of operations on a standalone basis, this press release includes financial information of Enterprise GP Holdings as the parent company apart from that of our consolidated partnership. In general, the parent-only financial information primarily reflects the period since the completion of its initial public offering on August 29, 2005.

The parent-only statement of operations includes earnings from its equity-method investments in Enterprise Products Partners and Enterprise Products GP as a component of operating income. These investments are the primary source of earnings for Enterprise GP Holdings on a standalone basis. In accordance with accounting principles generally accepted in the United States of America (“GAAP”), such equity earnings are eliminated in the consolidation of Enterprise Products Partners’ and Enterprise Products GP’s financial statements with those of Enterprise GP Holdings.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Cash Available for Distribution. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Cash Available for Distribution. We define Cash Available for Distribution as cash distributions expected to be received from Enterprise Products Partners in connection with the parent company’s investments in limited and general partner interests of Enterprise Products Partners minus our parent-only expenditures for general and administrative costs and debt service and EPE Holdings, LLC’s (the general partner of Enterprise GP Holdings) share of such net cash flows. Cash Available for Distribution is a significant liquidity metric used by our senior management to compare the net cash flows generated from the parent company’s equity investments to the cash distributions the parent company is expected to pay its unitholders. Using this metric, our management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

Cash Available for Distribution is also an important non-GAAP financial measure for the parent company’s limited partners since it indicates to investors whether or not its investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distributions levels. Financial metrics such as Cash Available for Distribution are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Cash Available for Distribution is cash flow from operating activities.

Today, Enterprise GP Holdings will host a conference call to discuss third quarter earnings. The call will be broadcast live over the Internet at 10:00 a.m. Central Time and may be accessed by visiting the company’s website at www.enterprisegp.com.

Enterprise GP Holdings L.P. owns the general partner of Enterprise Products Partners L.P. (NYSE: EPD), a leading North American midstream energy company. The general partner manages the business affairs of Enterprise Products Partners L.P. which provides a wide range of services to producers and consumers of natural gas, natural gas liquids, and crude oil, and is an industry leader in the development of pipeline and other midstream infrastructure in the continental United States and deepwater trend of the Gulf of Mexico.

This press release contains various forward-looking statements and information that are based on Enterprise GP Holdings’ beliefs and those of its general partner, as well as assumptions made by and information currently available to Enterprise GP Holdings. When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “ intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the plans and objectives of Enterprise GP Holdings for future operations, are intended to identify forward-looking statements. Although Enterprise GP Holdings and its general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither Enterprise GP Holdings nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Enterprise GP Holdings’ actual results may vary materially from those it anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise GP Holdings’ results of operations and financial condition are:

•	fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces;
•	the effects of the combined company’s debt level on its future financial and operating flexibility;
•	a reduction in demand for its products by the petrochemical, refining or heating industries;
•	a decline in the volumes of NGLs delivered by its facilities;
•	the failure of its credit risk management efforts to adequately protect it against customer non-payment;
•	terrorist attacks aimed at its facilities; and,
•	the failure to successfully integrate our operations with companies, if any that we may acquire in the future.

Enterprise GP Holdings has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact: Randy Burkhalter, Investor Relations, Enterprise GP Holdings L.P. (713) 426-4504, www.enterprisegp.com

###

Enterprise GP Holdings L.P.				Exhibit A
Condendensed Statements of Consolidated Operations - UNAUDITED
For the Three and Nine Months Ended September 30, 2005 and 2004
($ in 000s, except per unit amounts)

Since Enterprise GP Holdings L.P. (“Enterprise GP Holdings”) owns the general partner of Enterprise Products Partners L.P., Enterprise GP Holdings’ Condensed Statements of Consolidated Operations presented below include the financial results of Enterprise Products Partners L.P. and its general partner. The earnings of Enterprise Products Partners L.P. allocated to its limited partner interests that are not owned by Enterprise GP Holdings are reflected as minority interest expense in Enterprise GP Holdings' consolidated results of operations. Apart from this minority interest expense adjustment and the interest expense recognized in connection with the parent company borrowings of Enterprise GP Holdings, Enterprise GP Holdings' Condensed Statements of Consolidated Operations presented below do not differ materially from those of Enterprise Products Partners L.P. The parent company financial information of Enterprise GP Holdings is presented on Exhibits B and C.

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004

Revenues	$ 3,249,291	$ 2,040,271	$ 8,476,581	$ 5,458,507
Costs and expenses:
Operating costs and expenses	3,045,345	1,951,567	7,959,122	5,226,392
General and administrative	13,654	10,300	47,689	27,069
Total costs and expenses	3,058,999	1,961,867	8,006,811	5,253,461
Equity in income of unconsolidated affiliates	3,703	14,289	14,563	42,224
Operating income	193,995	92,693	484,333	247,270
Other income (expense):
Interest expense	(65,326)	(32,471)	(186,813)	(96,956)
Other, net	1,408	599	3,590	932
Total other income (expense)	(63,918)	(31,872)	(183,223)	(96,024)
Income before provision for taxes, cumulative effect
of changes in accounting principles and minority interest	130,077	60,821	301,110	151,246
Provision for taxes	(3,223)	(662)	(3,958)	(2,706)
Income before minority interest and changes
in accounting principles	126,854	60,159	297,152	148,540
Minority interest	(111,553)	(56,499)	(261,549)	(127,085)
Income before changes in accounting principles	15,301	3,660	35,603	21,455
Cumulative effect of changes in accounting principles				216
Net income	$ 15,301	$ 3,660	$ 35,603	$ 21,671

Allocation of net income to:
Limited partners	$ 15,299	$ 3,660	$ 35,599	$ 21,669
General partner	$ 2	*	$ 4	$ 2

Earnings per unit, basis and diluted	$ 0.19	$ 0.05	$ 0.46	$ 0.29
Average LP units outstanding (000s)	80,522	74,667	76,640	74,667

* Amount is negligible

Enterprise GP Holdings L.P. - Parent Company	Exhibit B
Statement of Operations - UNAUDITED
For the Three Months Ended September 30, 2005
($ in 000s, except per unit amounts)

Enterprise GP Holdings L.P. has no separate operating activities apart from those of Enterprise Products Partners L.P. Additionally, the operating activities of Enterprise GP Holdings, as the parent company, are derived primarily from cash distributions it receives from its general and limited partner ownership interests in Enterprise Products Partners L.P. The primary cash requirements of the parent company, in addition to normal general and administrative expenses and debt service, are for distributions to its partners. In order to more fully understand the financial condition of Enterprise GP Holdings, on a standalone basis, we are providing selected parent company financial data of Enterprise GP Holdings on this Exhibit B and Exhibit C. This information pertains to the period since Enterprise GP Holdings' initial public offering.

For the
Period
August 29 to
September 30,
2005

Equity in income of Enterprise Products Partners L.P.	$ 2,146
General and administrative costs	92
Operating income	2,054
Other income (expense):
Interest expense	(1,109)
Interest income	13
Net income	$ 958

Other financial data:
Investment in Enterprise Products Partners L.P. at end of period	$ 837,565
Debt principal outstanding at end of period	$ 149,000
Expected cash available for distribution (see Exhibit C)	$ 8,258

Enterprise GP Holdings L.P. - Parent Company			Exhibit C
Expected Cash Available for Distribution - UNAUDITED
For the Three Months Ended September 30, 2005
($ in 000s)

The following table presents the expected cash available for distribution for Enterprise GP Holdings (the “parent company”) with respect to the third quarter of 2005. Enterprise GP Holdings will pay its first cash distribution on November 10, 2005 to unitholders of record on October 31, 2005. As presented below, “Cash Available for Distribution” reflects the cash distributions declared by Enterprise Products Partners L.P. with respect to the third quarter of 2005 that Enterprise GP Holdings is due to receive on November 8, 2005. Likewise, "Cash Distributions to be Paid by Enterprise GP Holdings" reflects the cash distributions that Enterprise GP Holdings expects to pay its unitholders on November 10, 2005.

			For the
	Distribution to		Period
	be Received on		August 30 to
	November 10,	Proration	September 30,
	2005 *	Factor **	2005
	(Expected)	32/92 Days	(Expected)
Cash Available for Distribution:
Cash distributions from Enterprise Products Partners associated with:
General partner interest:
Standard distribution rights	$ 3,383	34.78%	$ 1,177
Incentive distribution rights	17,992	34.78%	6,258
Limited partner interest:
13,454,498 common units	5,785	34.78%	2,012
Total cash distributions from Enterprise Products Partners	$ 27,160		9,447
Deduct accrued expenses:
Incremental general and administrative expenses			(92)
Interest expense associated with parent company debt			(1,096)
General partner share of distributions (0.01%)			(1)
Total cash available for distribution			$ 8,258
Cash Distributions to be Paid by Enterprise GP Holdings:
Distribution per unit (prorated for 32 days since IPO)			$ 0.092

Distributions paid to public unitholders (12,038,213 units)			$ 1,108
Distributions paid to employee partnership (1,821,428 units)			168
Distributions paid to affiliates of EPCO, excluding employee partnership (75,024,475 units)			6,902
Total cash distributions to be paid by Enterprise GP Holdings			$ 8,177

Reconciliation of Non-GAAP "Cash Available for Distribution" to GAAP "Net Income" and
GAAP "Cash used in operating activities" per parent company financial statements
Net income			$ 958
Adjustments to derive Cash Available for Distribution:
(add or subtract as indicated by sign of number):
Equity in income of unconsolidated affiliates			(2,146)
General partner share of distributions (0.01%)			(1)
Expected quarterly distributions from Enterprise Products Partners			9,447
Cash Available for Distribution			8,258
Adjustments to Cash Available for Distribution to derive Cash Provided by Operating
Activities (add or subtract as indicated by sign of number):
General partner share of distributions (0.01%)			1
Expected quarterly distributions from Enterprise Products Partners			(9,447)
Net effect of changes in operating accounts			4,262
Cash provided by operating activities			$ 3,074

*

Of the $27.2 million in distributions we expect to receive from Enterprise Products Partners on November 8, 2005, we plan to use approximately $19.0 million to reduce indebtedness under our parent company credit facility and the remaining $8.2 million after expenses for distributions to partners.

**

As described in the prospectus, the initial quarterly cash distribution will be prorated for the portion of the fiscal quarter after the closing date of the initial public offering, beginning on August 30, 2005, to the end of the quarter on September 30, 2005. The proration factor of 34.78% represents the 32 day period beginning after the closing of the initial public offering divided by 92 days in the third quarter of 2005.